UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2015

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 9, 2015, Tautachrome Inc. (the "Registrant") issued a press release in the form attached to this Current Report on Form 8-K as Exhibit 99.1 (the "Press Release").

The information in Item 7.01 of this Current Report on Form 8-K, including the Press Release, shall not be deemed "filed" for any purpose and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

On December 1, 2015, the Registrant executed a term sheet the ("Term Sheet") with Blackbridge Capital, LLC, ("Blackbridge"), reflecting the intentions of the parties as to the principal terms of a commitment by Blackbridge (the "Facility") to purchase up to $50,000,000 of the Registrant's common stock (the "Shares") during a period of 36 months from the date upon which definitive documentation establishing the Facility is executed (the "Term").

The Facility will be subject to the Registrant registering the issuance of the Shares under the Securities Act of 1933, as amended, through an effective registration statement on Form S-1 or on such other form as may be available to the Registrant (the "Registration Statement"). The Facility is also subject to the execution of definitive documentation establishing the Facility and its review by legal counsel to the parties.

Under the terms of the Facility, the Registrant may, in its sole discretion, periodically draw upon the Facility during the Term (a "Draw Down"), by delivering written notice (a "Draw Down Notice") to Blackbridge requiring Blackbridge to purchase a dollar amount of Shares (a "Draw Down Amount").

On the date that each Draw Down Notice is delivered to Blackbridge, the Registrant will also deliver an estimated amount of Shares to Blackbridge equal to the Draw Down Amount divided by 85% of the lowest trading price of the Registrant's common stock during the five days prior to delivery of the Draw Down Notice ("Estimated Shares").

The purchase price for each of the Shares purchased under the Facility (the "Purchase Price") will be equal to 85% of the lowest trading price of the Registrant's common stock during a period of ten trading days following the date on which the Estimated Shares are delivered to Blackbridge's brokerage account and cleared for trading (the "Valuation Period").

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At the end of the Valuation Period, if the number of Estimated Shares delivered to Blackbridge is greater than the Shares issuable pursuant to a Draw Down, then Blackbridge will be required to return to the Registrant the difference between the Estimated Shares and the actual number of Shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the number of Shares issuable under the Draw Down, then the Registrant will issue additional Shares to Blackbridge equal to the difference.

The Registrant may deliver each Draw Down Notice at least one day after the end of the Valuation Period for a preceding Draw Down. The first Draw Down may be delivered ten trading days after the Registration Statement becomes effective.

The maximum Draw Down Amount will be equal to the lesser of $1,000,000, or 200% of the average daily trading volume of the Registrant's common stock for the ten trading days immediately prior to the date of the Draw Down Notice, though the Registrant may request an increase in the maximum Draw Down amount. At no time during the Term will Blackbridge hold more than 4.99% of the Registrant's issued and outstanding common stock.

The Registrant will be prohibited from entering into a similar financing arrangement with any other individual or entity during the Term.

The description of the terms and conditions of the Term Sheet set forth herein does not purport to be complete and is qualified in its entirety by reference to the Term Sheet, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Tautachrome Inc., dated December 8, 2015

99.2	Term sheet dated December 1, 2015, between Tautachrome Inc. and Blackbridge Capital, LLC

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: December 9, 2015	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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